EXHIBIT 99


           American Water Star Adds Distributor and
          Expands Customer and School District Base

LAS VEGAS, NV - (BUSINESS WIRE) - August 11, 2005 - American Water Star, Inc. (AMEX: AMW-News) is pleased to announce that they have received the opening order bid for their Geyser Beverages in the Kansas City, Missouri School District. AMW submitted their low sugar beverage for bid and was selected by the district as the flavored beverage for their student body. "They loved the taste and the fact that the sugar content is significantly lower than most flavored waters," said Richard Mesnick, V.P. of sales for AMW. The Kansas City school district has 73 schools and has placed their initial order, which is currently in production, through DeFeo Produce. DeFeo is one of the largest purveyors of produce, beverage and snacks to hotels, food chains and schools in the Kansas City area

AMW currently has been approved in a number of other districts across the U.S. such as Clark County Schools, Las Vegas, Nevada and Broward and Dade Counties in Florida. "We will continue to focus on building our school distribution with the Geyser Fruit and Geyser Sport beverage line," said Mesnick. "We are confident as we submit for bid that other districts will also continue to come on board."

About: American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of four branded beverages: Geyser Sport; Geyser Fruit; Geyser Fruta; and Hawaiian Tropic. Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages. Our Hawaiian Tropic products feature sugar-free, no carbohydrate, caffeine-free, sodium-free tropical drinks offered in four flavors.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, actual amount of annual sales to the school districts; continuing and ongoing order placement and whether or not such orders will be seasonal; AMW's production and co-packing capabilities; changes in economic conditions; actual distribution of the flavored beverages; the our ability to become an industry leader; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
Redwood Consultants, LLC.
Jens Dalsgaard,  415-884-0348